UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 23, 2010
                Date of Report (Date of earliest event reported)


                              SIGA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      333-145879                74-3207964
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

         1002 Ermine Court
     South Lake Tahoe, CA USA                                      96150
(Address of principal executive offices)                         (Zip Code)

                                  530- 577-4141
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

Effective on September 23, 2010, the Board of Directors of Siga Resources, Inc., a Nevada corporation (the Company"), accepted the consent of Edwin G. Morrow as the President/Chief Executive Officer and a member of the Board of Directors of the Company. Effective on September 29, 2010, the Board of Directors accepted the consent of Robert Malasek as the Chief Financial Officer/Secretary and a member of the Board of Directors of the Company.

BIOGRAPHY

EDWIN G. MORROW. During the past thirty years, Mr. Morrow has primarily been involved in the mining and minerals industry involving exploration, development and production. Mr. Morrow also has significant experience in real estate acquisition, planning, entitlement, permitting, engineering and construction management.

Beginning in October 1995, Mr. Morrow was appointed the president and chief operating officer of Laminco Resources Inc, (a TSE listed public company). He was also appointed as the chief executive officer in September of 1996. Laminco Resources Inc. developed precious metals and copper resources in Canada and North and South America. Laminco Resources Inc. merged with a Norwegian public company in 2001, and Mr. Morrow served as chief operating officer and on the board of directors of the merged company until December 2005. From approximately 1993 to 1995, Mr. Morrow was the director of Geology Services at Homestake Mining Company's flagship mine in Lead, South Dakota. He was responsible for the mine's geology, exploration and grade control programs. The Homestake mine, in operation for over 120 years, produced in excess of 500,000 ounces of gold annual from both underground and open pit sources.

In 1981 through 1993, Mr. Morrow was retained to initiate a new US based hard minerals division for Asamera Oil Inc, a Canadian Oil producer. Mr. Morrow held multiple positions with Asamera Minerals U.S., Inc., including general manager of minerals and general manager of exploration and acquisition. Asamera Minerals U.S. Inc. held interests in precious metals, strategic and industrial minerals projects and was working globally with active projects in Canada, the United States, Mexico, Guatemala, West Germany, South East Asia and Australia. Under Mr. Morrow's direction, Asamera Minerals U.S. Inc. discovered and placed into production the Cannon Gold Mine in Wenatchee, Washington. Asamera Minerals U.S. Inc. also acquired and operated the Gooseberry Mine, an underground gold/silver property near Reno, Nevada. Asamera Minerals U.S. Inc. was acquired by Gulf Canada in 1989, and the mineral operation was wound up except the Cannon mine by mid 1993.

From 1974 to 1981, Mr. Morrow held several exploration and production management positions with industrial mineral producers, such as Interpace refractories in California and Federal Bentonite Corporation in South Dakota, Montana and Wyoming. Mr. Morrow was responsible for multiple exploration and production operations in diverse areas, producing a variety of commodities, including high duty refractories, specialty clays for engineering and construction uses, glass sand, limestone and coal. From mid 1970 until early 1974, Mr. Morrow was an exploration geologist with Utah Construction and Mining Co. Utah International Inc, working on uranium projects in Wyoming and the Pacific Northwest. During this time the Big Eagle Mine near Jeffrey City, Wyoming was discovered. During the early 1970s, Mr. Morrow served as the assistant manager of the Altoona Mine, an underground mercury producer in Northern California.

Mr. Morrow holds a Bachelor of Science in Geology from Mackay School of Mines, University of Nevada, Reno, with post graduate study in finance and mineral economics. Mr. Morrow is a registered Professional Geologist. He has served on the Board of Directors of the California Mining Association and as a Member of the Industry Advisory Board, University of Nevada, Reno, Mackay School of Mines and on the boards of several junior mining companies.

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
ROBERT MALSEK. During the past ten years, Mr. Malasek has been involved in the financial industry as an accountant and consultant. Mr. Malasek is currently consulting on various projects and serving as the chief financial officer for Naturewell, Inc., to which he was reappointed on August 15, 2006. Mr. Malasek had previously served as controller for NatureWell, Inc. from September of 2001 until October of 2002 at which time he served as chief financial officer and secretary until his resignation in May of 2005.

From May 2005 until the present, Mr. Malsek has rendered accounting consulting services to a variety of clients, including a number of public companies. From September 1987 until August 1999, Mr. Malasek was employed with Starwood Hotel & Resorts Worldwide, Inc. in a number of positions within the accounting department and became assistant controller in 1998 until his departure in 1999. Mr. Malasek received his Bachelor of Science in Accountancy from San Diego State University, California in 1998. Mr. Malsek currently resides in Munich, Germany.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SIGA RESOURCES, INC.


DATE: October 11, 2010                 By: Edwin Morrow
                                           -------------------------------------
                                       Name:  Edwin Morrow
                                       Title: President/Chief Executive Officer


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